                                                                    EXHIBIT 21.1

                                SUBSIDIARIES OF

                          CWM MORTGAGE HOLDINGS, INC.



               SUBSIDIARY                  STATE OF INCORPORATION OR   OWNERSHIP
                                                  ORIGINATION
- --------------------------------------------------------------------------------
CWM MORTGAGE                                       DELAWARE             DIRECT
OBLIGATIONS II, INC.
- --------------------------------------------------------------------------------
CWM MORTGAGE                                       DELAWARE             DIRECT
OBLIGATIONS III, INC.
- --------------------------------------------------------------------------------
INDEPENDENT NATIONAL MORTGAGE                      DELAWARE             DIRECT
 CORPORATION
- --------------------------------------------------------------------------------
INDEPENDENT LENDING CORPORATION                    DELAWARE             DIRECT
- --------------------------------------------------------------------------------
COUNTRYWIDE MORTGAGE TRUST                  DELAWARE BUSINESS TRUST    INDIRECT
1987-I
- --------------------------------------------------------------------------------
COUNTRYWIDE MORTGAGE TRUST                  DELAWARE BUSINESS TRUST    INDIRECT
1987-II
- --------------------------------------------------------------------------------
COUNTRYWIDE CASH FLOW BOND                  DELAWARE BUSINESS TRUST    INDIRECT
TRUST
- --------------------------------------------------------------------------------
COUNTRYWIDE MORTGAGE TRUST                  DELAWARE BUSINESS TRUST    INDIRECT
1993-I
- --------------------------------------------------------------------------------
COUNTRYWIDE MORTGAGE TRUST                  DELAWARE BUSINESS TRUST    INDIRECT
1993-II
- --------------------------------------------------------------------------------


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